THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                                    AND
                                SUBSIDIARIES

              State of Incorporation              -     Maryland
              Date of Incorporation               -     May 29, 1925
              Name Changed                        -     July 30, 1958

The Stock of all subsidiaries is 100% owned or controlled by the parent company except as denoted below and in the case of a few subsidiaries where nominal qualifying shares are held in the names of subsidiary officers and/or directors in trust. No shares of any subsidiary's stock are subject to options.

COMPANIES                                                    STATE INCORPORATED
---------                                                    ------------------

A&P Wine and Spirits, Inc.                                        Massachusetts
ANP Properties I Corp.                                            Delaware
ANP Sales Corp.                                                   Maryland
APW Produce Company, Inc.                                         New York
APW Supermarket Corporation                                       Delaware
APW Supermarkets, Inc.                                            New York
Big Star, Inc.                                                    Georgia
The Great Atlantic and Pacific Tea Company, Limited (NR           Canada
  The Great Atlantic & Pacific Company of Canada, Limited
    d/b/a A&P and New Dominion                                    Canada
    A&P Drug Mart Limited                                         Ontario
    A&P Properties Limited                                        Ontario
       3399486 Canada Inc.                                        Canada
        G. A. Love Foods Inc.                                     Ontario
    Love's York Properties Inc.                                   Ontario
        1282891 Ontario Inc.
        3328155 Canada Inc.
    New Dominion Stores (1986), Inc.
        3467210 Canada Inc.
        3499031 Canada Inc.
        3557588 Canada Inc.
        3714683 Canada Inc.
        3864715 Canada Inc.
Borman's, Inc. d/b/a Farmer Jack                                  Delaware
Compass Foods, Inc.                                               Delaware
Family Center, Inc. d/b/a Family Mart                             Delaware
Food Basics, Inc.                                                 Delaware
Futurestore Food Markets, Inc.                                    Delaware
Gerard Avenue, Inc.                                               Delaware
The Great Atlantic & Pacific Tea Company of Vermont, Inc.         Vermont
Hamilton Property I, Inc.                                         Delaware
Hopelawn Property I, Inc.                                         Delaware
Kohl's Food Stores, Inc.                                          Wisconsin
Kwik Save Inc.                                                    Pennsylvania
Limited Foods, Inc.                                               Delaware
LO-LO Discount Stores, Inc.                                       Texas
Montvale Holdings, Inc.                                           New Jersey
Richmond, Incorporated
  d/b/a Pantry Pride & Sun, Inc.                                  Delaware
St. Pancras Too, Limited                                          Bermuda
Shopwell, Inc. d/b/a Food Emporium                                Delaware
Southern Acquisition Corporation                                  Delaware
Southern Development, Inc. of Delaware                            Delaware
Super Fresh Food Markets, Inc.                                    Delaware
Super Fresh Food Markets of Maryland, Inc.                        Maryland
Super Fresh/Sav-A-Center, Inc.                                    Delaware
Super Fresh Food Markets of Virginia, Inc.                        Delaware
Super Market Service Corp.                                        Pennsylvania
Super Plus Food Warehouse, Inc.                                   Delaware
Supermarket Distribution Service Corp.                            New Jersey
Supermarket Distribution Service - Florence, Inc.                 New Jersey
Supermarket Distribution Services, Inc.                           Delaware
Supermarket Systems, Inc.                                         Delaware
Tea Development Co., Inc.                                         Delaware
The South Dakota Great Atlantic & Pacific Tea Company, Inc.       South Dakota
Transco Service-Milwaukee, Inc.                                   New Jersey
Waldbaum, Inc. d/b/a Waldbaum, Inc. and Food Mart                 New York
W.S.L. Corporation                                                New Jersey
2008 Broadway, Inc.                                               New York